Exhibit 10.54

AMENDMENT NO. 1 TO LEGAL SERVICES AGREEMENT

This AMENDMENT NO. 1 TO LEGAL SERVICES AGREEMENT (this “Amendment”), effective as of December 31, 2024 (the “Effective Date”), by and between Lionheart II Holdings, LLC, a Delaware limited liability company (the “Client”), La Ley con John H. Ruiz, P.A. d/b/a MSP Recovery Law Firm, a Florida corporation, and MSP Law Firm, PLLC, a Florida professional limited liability company (either or both entities, the “Law Firm”). Client and Law Firm may be referred to each as a “Party” and together, as the “Parties”.

Preliminary Statements

1.
The Client and the Law Firm entered into that certain Legal Services Agreement dated as of May 23, 2022 (the “Agreement”), pursuant to which the Client engaged the Law Firm to act as its exclusive lead counsel to represent the Client and each of its subsidiaries on the terms and conditions set forth therein.

2.
The Parties wish to amend certain terms of the Agreement, including those related to certain obligations of Client to provide compensation advances to the Law Firm.

3.
Pursuant to Section 5.6 of the Agreement, no amendment or modification of the terms of the Agreement will be valid and binding unless set forth in a written instrument signed by all the Parties.

NOW THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement is amended as follows, effective immediately as of the Effective Date.

1.
Capitalized terms used and not otherwise defined shall have the same meanings as set forth in the Agreement.

2.
Compensation.

(a)
For purposes of Section 2.3 of the Agreement, the Parties acknowledge and agree as follows:

(i)
The Client made a prepaid Advance to the Law Firm that amounts to $36,480,000 for the initial 36-month period of the Agreement (the “Advance Balance”).

(ii)
As of the Effective Date, the Client shall not have any obligation to provide any Advances to the Law Firm in excess of the Advance Balance, and such obligation is hereby terminated.

(iii)
The Advance Balance shall be offset exclusively from the Compensation and reimbursed only after payment of all pre-existing obligations of the Law Firm as of the Effective Date and arrangements with co-counsel. Except as otherwise provided, any Compensation earned by the Law Firm will be first used to repay the Advance Balance.
3.
Representations and Warranties.

(a)
Each Party hereby represents and warrants to the other Party as follows:

(i)
It has full power and authority to execute, deliver and perform its obligations under this Amendment;

(ii)
Its execution, delivery and performance of this Amendment has been duly authorized by all appropriate corporate action and this Amendment constitutes a valid, binding and enforceable obligation of such Party, and will not result, in a breach or violation of any provision of (A)

such Party’s organizational documents, (B) statute, law, writ, order, rule or regulation of any governmental authority, (C) any judgement, injunction, decree or determination applicable to such Party, or (D) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which such Party may be a party, may be bound or to which any of such Party’s assets are subject.

(b)
Client hereby represents and warrants to the Law Firm as follows:

(i)
It has obtained the required approvals by MSP Recovery, Inc.’s “Independent Directors” (as such term is defined in Nasdaq Listing Rule 5605(2)(2)) to execute, deliver and perform the Amendment set forth herein.

4.
Date of Effectiveness. This Amendment will be deemed effective as of the Effective Date. Except as expressly provided in this Amendment, all terms and provisions of the Agreement are and will remain in full force and effect and are ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained here will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the existing agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with the Agreement will mean and be a reference to the Agreement as amended by this Amendment.

5.
Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be deemed an original, but all which together shall constitute one and the same instrument, an DocuSign, facsimile or portable document format (pdf) transmission shall be deemed to be an original signature for all purposes under this Amendment.

[Signature Page Follows]

The Parties have caused this Amendment to be duly executed and delivered as of the Effective Date.

LIONHEART II HOLDINGS, LLC
By:_________________ Name:Alexandra M. Plasencia Title:Authorized Representative
La Ley con John H. Ruiz, P.A. d/b/a MSP Recovery Law Firm
By:_________________ Name:John H. Ruiz Title:President
MSP Law Firm, PLLC
By:_________________ Name:John H. Ruiz Title:Manager